Exhibit 10.32

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of July 20, 2009, by and between COMERICA BANK (“Bank”) and BAZAARVOICE INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 18, 2007 (as amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of November 3, 2008, collectively with any related document, the “Agreement”). All indebtedness owing by Borrower to Bank shall hereinafter be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.

Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.	The following defined terms are hereby alphabetically added to Exhibit A to the Agreement or are amended and restated in their entirety to read as follows:

“Letter of Credit” means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower’s request in accordance with Section 2.1(b)(iv).

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed Nine Hundred Thousand Dollars ($900,000).

“Revolving Line” means a Credit Extension (inclusive of the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit and the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit) of up to Seven Million Dollars ($7,000,000).

B.	The first sentence of Section 2.1(b)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit and the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and re-borrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.”

AMENDMENT

C.	Section 2.1(b)(iv) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) Letter of Credit Sublimit.

(A)

Subject to the availability under the Revolving Line and the Borrowing Base, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line, and (iii) shall not at any time exceed the Borrowing Base. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit.

(B)

If the outstanding and undrawn amounts under all such Letters of Credit ever exceed the Borrowing Base, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit, provided however, if there are insufficient balances in such accounts to secure such obligations, Borrower shall immediately deposit such additional funds as necessary to secure such obligations to the satisfaction of Bank. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding or continue.”

D.	A new Section 2.1(b)(v) is hereby added to the Agreement to read as follows:

“(iii) Collateralization of Obligations Extending Beyond Maturity. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Credit Card Services or Letters of Credit by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Credit Card Services and undrawn Letters of Credit, provided however, if there are insufficient balances in such accounts to secure such obligations, Borrower shall immediately deposit such additional funds as necessary to secure such obligations to the satisfaction of Bank. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Credit Card Services or Letters of Credit are outstanding or continue.”

AMENDMENT

E.	Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Overadvances. If the aggregate amount of the outstanding Advances plus the aggregate amounts outstanding under the Credit Card Services Sublimit plus the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit exceeds the lesser of the Revolving Line or the Borrowing Base, at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

F.	Bank’s primary address for notices set forth in Section 10 of the Agreement is hereby amended in its entirety to read as follows:

“If to Bank:	Comerica Bank
m/c 7512
39200 Six Mile Rd.
Livonia, MI 48152
Attn: National Documentation Services”

III.	Legal Effect.

A.	The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.

Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of the Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.

Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.	This Amendment, duly executed by Borrower;

B.	Corporation Resolutions and Incumbency Certification, duly executed by Borrower; and

C.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

AMENDMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BAZAARVOICE, INC.

By:	/s/ Ken Saunders

Name:	Ken Saunders

Title:	CFO

COMERICA BANK

By:	/s/ Stephen P. Bitter

Name:	Stephen Bitter

Title:	Vice President

AMENDMENT

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of BAZAARVOICE, INC., a Delaware corporation (the “Corporation”) and the keeper of the records of the Corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following (insert titles only) CEO, CFO + Corporate Controller of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)

Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (the “Bank”), including without limitation, that certain Loan and Security Agreement dated as of July 18, 2007, as amended from time to time, including, but not limited to that certain First Amendment to Loan and Security Agreement dated as of November 3, 2008, and that certain Second Amendment to Loan and Security Agreement dated as of July 20, 2009 (collectively, the “Agreement”);

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)

Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)

Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)	Issue and/or execute one or more warrants for the purchase of the Corporation’s capital stock to Bank; and

(f)

Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, and any and all amendments or modifications thereto, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, in accordance with the Agreement;

3.

Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.

These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

AMENDMENT

5.

Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.

The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

Brett Hurt	CEO	/s/ Brett A. Hurt

Ken Saunders	CFO	/s/ Ken Saunders

Chris Lynch	Corporate Controller	/s/ Chris Lynch

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal of said Corporation to be affixed on July 20, 2009.

/s/ Brett A. Hurt
Secretary

The Above Statements are Correct.	/s/ Not Required
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE, A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

AMENDMENT